ARTICLES OF AMENDMENT

                                       OF

                      DOUBLE EAGLE PETROLEUM AND MINING CO.

     Pursuant to the provisions of the Wyoming Business Corporation Act the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is DOUBLE EAGLE PETROLEUM AND MINING CO.

     SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on February 2, 1984, in the manner prescribed by the Wyoming Business Corporation Act:

                    FOURTH:  The aggregate  number of shares
                    which   the   corporation   shall   have
                    authority to issue is 5,000,000, each share to have a part value of $.10.

     THIRD: The number of shares of the corporation outstanding at the time of such adoption was 10,006,147; and the number of shares entitled to vote thereon was 10,006,147.

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: None.

     FIFTH: The number of shares voted for such amendment was 6,836,145; and the number of shares voted against such amendment was 1,036,665.

     SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: None.

     SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: No change.

     EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: No change.

     Dated February 24, 1984


                                         DOUBLE EAGLE PETROLEUM AND MINING CO.


                                         By:   /s/ Richard B. Laudon
                                               --------------------------------
                                                  Its President





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                                       and    /s/ James P. Gillum
                                             ----------------------------------
                                                  Its Secretary



                                  VERIFICATION

STATE OF WYOMING                    )
                                    ) SS.
COUNTY OF NATRONA                   )

         I, Carol A. Osborne, a notary public, do hereby certify that on this 24th day of February, 1984, personally appeared before me Richard B. Laudon, who, being by me first duly sworn, declared that he is the President of Double Eagle Petroleum And Mining Co., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.


                                              /s/ Carol A. Osborne
                                             ----------------------------------
                                                  Notary Public


My Commission Expires:  April 9, 1985


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